UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2015

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 30, 2015, Axalta Coating Systems Ltd. (the “Company”) issued a press release announcing the commencement of an offering, subject to market and other conditions, by certain of the Company’s shareholders of 35,000,000 common shares. The offering is being made pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission. A copy of the press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The Registration Statement has been filed with the SEC but has not yet become effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities pertaining to the Registration Statement in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.:	Description

99.1	Press Release dated March 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: March 30, 2015	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.:	Description

99.1	Press Release dated March 30, 2015